UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 20, 2024 the Board of Directors of Mitesco unanimously voted to terminate a previously approved authorization for a reverse split of its common stock at a ratio of up to 4:1, previously disclosed on January 4, 2023.

The background is as follows:

1)

On January 4, 2023, the Company disclosed in a DEF 14C filing with the SEC that its shareholders had authorized the Board of Directors to affect a reverse split of up to four (4) to one (1) reverse split. Authorization to be available until December 18, 2025. The SEC filing can be found at the following link:

https://www.sec.gov/Archives/edgar/data/802257/000118518523000003/mitesco20230104_def14c.htm

2)	The current Board of Directors, appointed during December 2023, has no pertinent knowledge of the needs, or intended use of the reverse split.

3)

On review of the current and near-term needs of the Company, the Board of Directors has determined that the previously approved reverse split is not useful, or appropriate, at the current time or in the near term.

4)	Based on this insight the Board by virtue of this Consent, hereby sets aside and makes the previously approved action invalid, and declares it shall not be used now, or in the future.

Should any future action be required for a split, forward or reverse, it will seek shareholder approval at that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO